UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 12, 2005

flexSCAN, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-09283	88-0299716
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

27201 Puerta Real, Suite 350 Mission Viejo, California 92691
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 609-1966

(Former address, if changed since last report)

Copies to:
Jeffrey Fessler, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

flexSCAN, Inc. f/k/a Fuel Corporation of America (the “Company”) hereby amends Item 9.01 of its Current Report on Form 8-K filed with the Securities Exchange Commission on August 18, 2005 in connection with the merger completed on August 12, 2005, pursuant to the terms of the previously reported Agreement and Plan of Merger with the Company, FCA Acquisition Corp., its wholly owned subsidiary and flexSCAN, Inc. The only portion of such Form 8-K being amended is to include Item 5.05 and the filing of pro forma financial information required to be filed thereunder.

Item 5.05	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As part of the Merger, the Company’s fiscal year end was changed to June 30 which was the fiscal year end for flexSCAN, Inc.

Item 9.01	Financial Statements and Exhibits

	(b)	Pro Forma Financial Information.

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2005 and Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2005 and for the Year Ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

flexSCAN, Inc.

By:	/s/ Thomas Banks

Thomas Banks Chief Executive Officer

Date: January 6, 2006

Unaudited Pro Forma Financial Data

On July 15, 2005, Fuel Corporation of America (“Fuel Corp.”) entered into an Agreement and Plan of Merger (the “Agreement”) with FCA Acquisition Corp., its wholly owned subsidiary (the “FCA Sub”), and flexSCAN, Inc., a privately held Delaware corporation (“flexSCAN”). On August 12, 2005, the merger closed and pursuant to the Agreement, FCA Sub merged with and into flexSCAN and the combined entity became a wholly owned subsidiary of Fuel Corp. (the “Merger”). In connection with the Merger, Fuel Corp. changed its name to flexSCAN, Inc. (the “Company”). As a result of the Merger, Fuel Corp. issued 30,671,207 shares of its common stock to holders of flexSCAN common stock (which represents 92.61% of the total issued and outstanding shares of Fuel Corp. following the close of the Merger). The acquisition was accounted for as a reverse acquisition whereby the assets and liabilities of flexSCAN will be reported at their historical cost. Fuel Corp. had no assets or significant operations at the date of acquisition.

The unaudited pro forma combined financial statements of the Company set forth below give effect to the Merger. The unaudited pro forma combined balance sheet has been prepared assuming the Merger occurred on June 30, 2005 and was derived from the audited balance sheet of flexSCAN as of June 30, 2005 and the unaudited balance sheet of Fuel Corp. as of June 30, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2004 has been prepared assuming the Merger occurred on January 1, 2004 and was derived from the unaudited statement of operations of flexSCAN for the twelve-month period ended December 31, 2004 and the audited statement of operations of Fuel Corp. for the year then ended. The unaudited pro forma combined statement of operations for the six months ended June 30, 2005 has been prepared assuming the Merger occurred on January 1, 2005 and was derived from the unaudited statements of operations of flexSCAN and Fuel Corp. for the six month period then ended.

The unaudited pro forma combined financial statements presented herein are not necessarily indicative of the results of operations or the financial position that would have resulted had the Merger been completed on the assumed dates nor are the pro forma financial statements necessarily indicative of the results of operations in future periods or the future financial position of the combined companies.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. Actual adjustments to these unaudited pro forma financial statements could differ from those reflected herein.

Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2005

ASSETS	flexSCAN 6/30/05	Fuel Corp. 6/30/05	Pro Forma Adjustments		Pro Forma Combined 6/30/05

Current assets:
Cash	$7,362	$—	$1,000,000	(d)	$707,362
			(300,000)	(c)
Accounts receivable:
Billed	13,341	—	—		13,341
Unbilled	96,013	—	—		96,013
Prepaid expenses and other current assets	41,055	—	(25,000)	(c)	16,055
Total current assets	157,771	—	675,000		832,771

Fixed assets, net	156,121	—	—		156,121
Deposits	42,016	—	—		42,016
Intangible asset, net	5,622	—	—		5,622

	$361,530	$—	$675,000		$1,036,530

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$186,948	$1,283	$(1,283)	(a)	$186,948
Accrued expenses	22,039	—	(3,182)	(b)	18,857
Deferred revenue	16,056	—	—		16,056
Deferred compensation	132,126	—	—		132,126
Current portion of deferred rent liability	14,733	—	—		14,733
Current portion of capital lease obligations	16,354	—	—		16,354
Current portion of related party notes payable, net of debt discount of $310,756	171,646	8,891	(8,891)	(a)	151,646
			(20,000)	(b)
			1,225,000	(c)(d)
			(225,000)	(c)
			(1,000,000)	(e)
Total current liabilities	559,902	10,174	(33,356)		536,720

Deferred rent liability, net of current portion	70,725	—	—		70,725
Capital lease obligations, net of current portion	44,512	—	—		44,512
Related party notes payable, net of current portion	9,297	—	—		9,297
Total liabilities	684,436	10,174	(33,356)		661,254

Stockholders’ deficit:
Preferred stock	841	—	(841)	(b)	—
Common stock	4,376	2,436	26,141	(b)	35,107
			154	(b)
			2,000	(e)
Additional paid-in capital	7,421,252	1,754,679	(1,757,115)	(a)	8,639,544
			841	(b)
			(26,141)	(b)
			23,028	(b)
			225,000	(c)
			998,000	(e)
Accumulated deficit	(7,749,375)	(1,767,289)	1,767,289	(a)	(8,299,375)
			(550,000)	(c)
Total stockholders’ equity (deficit)	(322,906)	(10,174)	708,356		375,276

	$361,530	$—	$675,000		$1,036,530

Unaudited Pro Forma Combined Statement of Operations
For The Six Months Ended June 30, 2005

	flexSCAN 6/30/05	Fuel Corp. 6/30/05	Pro Forma Adjustments			Pro Forma Combined 6/30/05

Sales	$169,904	$—	$—			$169,904

Cost of sales	103,189	—	—			103,189

Gross profit	66,715	—	—			66,715

Selling, general and administrative	1,691,309	463,776	550,000	(c)		2,705,085

Loss from operations	(1,624,594)	(463,776)	(550,000)			(2,638,370)

Other income (expense):
Interest expense, net	(43,461)	—	—			(43,461)
Equipment financing income, net	17,825	—	—			17,825
Derivative valuation gain (loss)	(145,984)	—	—			(145,984)

Total other income (expense)	(171,620)	—	—			(171,620)

Loss before income taxes	(1,796,214)	(463,776)	(550,000)			(2,809,990)

Income taxes	—	—	—			—

Net loss	$(1,796,214)	$(463,776)	$(550,000)			$(2,809,990)

Loss per share:
Basic and diluted						$(0.08)

Weighted average shares outstanding:
Basic and diluted				(f	)	35,107,045

Unaudited Pro Forma Combined Statement of Operations
For The Year Ended December 31, 2004

	flexSCAN 12/31/04	Fuel Corp. 12/31/04	Pro Forma Adjustments	Pro Forma Combined 12/31/04

Sales	$250,282	$—	$—	$250,282

Cost of sales	169,284	—	—	169,284

Gross profit	80,998	—	—	80,998

Selling, general and administrative	3,226,057	773	550,000	3,776,830

Loss from operations	(3,145,059)	(773)	(550,000)	(3,695,832)

Other income (expense):
Interest expense, net	(233,981)	—	—	(233,981)
Equipment financing income, net	198,505	—	—	198,505
Derivative valuation gain (loss)	2,075,993	—	—	2,075,993
Other income (expense)	15,803	—	—	15,803

Total other income (expense)	2,056,320	—	—	2,056,320

Loss before income taxes	(1,088,739)	(773)	(550,000)	(1,639,512)

Income taxes	—	—	—	—

Net loss	$(1,088,739)	$(773)	$(550,000)	$(1,639,512)

Loss per share:
Basic and diluted				$(0.05)

Weighted average shares outstanding:
Basic and diluted			(f)	35,107,045

Notes to Unaudited Pro Forma Combined Financial Statements

(a)
In connection with the Merger, flexSCAN did not assume any of the liabilities of Fuel Corp. The accumulated deficit of Fuel Corp. was eliminated as a result of reverse acquisition accounting. The net difference of these amounts was recorded against additional paid-in capital as part of the recapitalization.

(b)	The indicated adjustment reflects the recapitalization of the Company as a result of the Merger and includes the following:

•	The conversion of $20,000 of related party notes payable, including accrued interest of $3,182 into common stock prior to the Merger;
•	The conversion of all Series A and Series B preferred stock of flexSCAN prior to the Merger;
•
The issuance of 30,671,207 shares of common stock of Fuel Corp. to the stockholders of flexSCAN in exchange for all flexSCAN common stock issued and outstanding at the date of the Merger at a ratio of 1 for 5.8494525.

(c)
In connection with the Merger, flexSCAN and Fuel Corp. entered into an Indemnity Agreement with Tryant, LLC, a principal stockholder of Fuel Corp. (“Tryant”), whereby, among other things, Tryant agrees to pay and indemnify flexSCAN and Fuel Corp. with respect to any and all past liabilities of any type or nature of the Fuel Corp. existing at or arising out of any act or occurrence prior to the closing of the Agreement and all other related agreements. As consideration for Tryant entering into the Indemnity Agreement, flexSCAN and Fuel Corp. agreed to pay Tryant $550,000. Such amount is reflected in general and administrative expenses in the accompanying pro forma combined statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005. Pursuant to the terms of the Indemnity Agreement, Fuel Corp. and flexSCAN paid $325,000 on the closing of the Merger, $25,000 of which was paid by flexSCAN and included on deposit in a trust account at June 30, 2005, and is included in other current assets in the accompanying balance sheet at June 30, 2005. Fuel Corp. issued a convertible promissory note for the remaining $225,000. In addition, the Company recorded a debt discount of $225,000 related to a beneficial conversion feature and the relative fair value of warrants issued in connection with this debt financing.

(d)	Prior to the Merger, flexSCAN issued a 10% convertible debenture for $1,000,000. A portion of the proceeds were used to make a payment of $300,000 to Tryant in connection with the Indemnity Agreement.

(e)
Pursuant to the terms of the debenture (see footnote d), the debenture is automatically convertible upon the occurrence of a merger of flexSCAN into shares of common stock at a conversion rate of $0.50 per share. The indicated adjustment reflects the conversion of the debenture into 2,000,000 shares of common stock. As a result, no interest expense was reflected in the accompanying unaudited pro forma combined statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005.

(f)	The following is a reconciliation of the Company’s weighted average shares outstanding from a historical basis to a pro forma basis as of December 31, 2004 and June 30, 2005:

Weighted average shares outstanding – historical
Fuel Corp.	2,435,848
flexSCAN	4,375,835
Add:
Conversion of related party notes payable	26,364
Conversion of Series A and Series B preferred stock	841,223

Subtotal	7,679,270
Effect of issuance of shares of Fuel Corp. common stock to the stockholders of flexSCAN at a ratio of 1 for 5.8494525	25,427,775
Conversion of $1,000,000 debenture	2,000,000

Weighted average shares outstanding – pro forma	35,107,045